U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GARNERO GROUP ACQUISITION COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Av Brig. Faria Lima 1485-19 Andar Brasilinvest Plaza CEP 01452-002
Sao Paulo Brazil
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-196117
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Ordinary Share, one Right and One Warrant	The NASDAQ Stock Market LLC

Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC

Rights, each exchangeable into one-tenth of one Ordinary Share	The NASDAQ Stock Market LLC

Warrants, each to purchase one-half of one Ordinary Share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

 Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, rights and warrants of Garnero Group Acquisition Company (the “Company”).  The description of the units, ordinary shares, rights and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on May 20, 2014, as amended from time to time (File No. 333-196117) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Index to Exhibits.

3.1
Amended and Restated Memorandum and Articles of Association (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196117) filed on June 6, 2014 and incorporated herein by reference).

4.1	Specimen Unit Certificate (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-196117) filed on May 20, 2014 and incorporated herein by reference).
4.2	Specimen Ordinary Share Certificate (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-196117) filed on May 20, 2014 and incorporated herein by reference).
4.3	Specimen Rights Certificate (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-196117) filed on May 20, 2014 and incorporated herein by reference).
4.4	Specimen Warrant Certificate (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-196117) filed on May 20, 2014 and incorporated herein by reference).
4.5
Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-196117) filed on May 20, 2014 and incorporated herein by reference).

4.6
Form of Unit Purchase Option between the Registrant and EarlyBirdCapital, Inc. (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196117) filed on June 6, 2014 and incorporated herein by reference).

4.7
Form of Rights Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-196117) filed on May 20, 2014 and incorporated herein by reference).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GARNERO GROUP ACQUISITION COMPANY

Date: June 6, 2014	By:	/s/ Javier Martin Riva
Javier Martin Riva Chief Financial Officer

3